EXHIBIT 4.30

Execution Copy

CONFIDENTIAL

YIXIN CAPITAL LIMITED

SHARE SUBSCRIPTION AGREEMENT

Dated as of August 1, 2016

Execution Copy

CONFIDENTIAL

Execution Copy

CONFIDENTIAL

Schedule
Schedule A	Schedule of Purchasers	1
Schedule B	Address for Notice	1

Exhibits
Exhibit A	Form of Restated Articles	1
Exhibit B	Form of Restated Shareholders Agreement	1
Exhibit C	Legal Opinion Items	1

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Execution Copy

CONFIDENTIAL

Annexes
Annex A	List of Trademark Applications	1

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SHARE SUBSCRIPTION AGREEMENT

This Series B Preferred Share Subscription Agreement (this “Agreement”) is made as of August 1, 2016, by and between:

(i) Bitauto Holdings Limited, a company incorporated in the Cayman Islands (the “Key Holder”),

(ii) Yixin Capital Limited, a company incorporated in the Cayman Islands (the “Company”), and

(iii) the purchasers listed on Schedule A (each a “Purchaser” and collectively, the “Purchasers”).

The Purchasers, the Key Holder and the Company are each referred to herein as a “Party,” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company is engaged in the following businesses: online financial services business, financial leasing business, operating lease business, automobile-related insurance business, financial assessment business, auto-finance agency services, auto-finance information and advertising services, and other related financial business in the PRC (including but not limited to stock financing services for trade partners and sales of asset-backed securities) (collectively, the “Business”), and is seeking expansion capital to grow the Business.

WHEREAS, the Company desires to issue, sell and deliver to each Purchaser, and each Purchaser desires to purchase and acquire from the Company, upon the terms and conditions set forth in this Agreement, the Series B preference shares of the Company, par value US$0.0001 per share (the “Series B Preference Shares”); and

WHEREAS, the Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties agree as follows:

Article I

DEFINITIONS AND TERMS

Section 1.1           Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Accounting Principles” means, with respect to the Company and its Subsidiaries, (i) on or prior to December 31, 2015, the International Financial Reporting Standards as issued by the International Accounting Standards Board, and (ii) after December 31, 2015, the Generally Accepted Accounting Principles of the United States.

“ACT” shall have the meaning set forth in Section 2.2(c).

“Actions” shall mean actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings.

“Affiliate” shall of a Person (the “Subject Person”) means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person; provided that the Company and its Subsidiaries shall be deemed not to be Affiliates of any Purchaser.

“Agreement” shall have the meaning set forth in the Preamble.

“Articles” shall mean the Memorandum and Articles of Association of the Company in force and effect, as amended and restated from time to time.

“Authorization” means consent, approval, order or authorization of, or registration with, or the giving notice to, any Governmental Authority or any third party.

“Baidu” means Baidu (Hong Kong) Limited, a company incorporated under the laws of Hong Kong.

“Baidu Closing” shall have the meaning set forth in Section 2.2(b)(i).

“Business” shall have the meaning set forth in the Recitals.

“Business Cooperation Agreement” shall have the meaning set forth in Section 3.2(b).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks located in the Cayman Islands, New York, the PRC or Hong Kong are authorized or required by law or executive order to be closed and on which no tropical cyclone warning No. 8 or above and no “black” rainstorm warning signal is hoisted in Hong Kong at any time between 8:00 a.m. and 6:00 p.m. Hong Kong time.

“Claim Notice” shall have the meaning set forth in Section 6.3(a).

“Closing” shall mean the Initial Closing or the Baidu Closing, as applicable; and “Closings” shall mean both the Initial Closing and the Baidu Closing.

“Company” shall have the meaning set forth in the Preamble.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s Business.

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“Competitor” shall mean any Person or Affiliates of such Person whose primary business is in direct competition with the Business.

“Confidential Information” shall have the meaning set forth in Section 7.10(a).

“Contemplated Transactions” shall mean the transactions contemplated by the Transaction Documents.

“Contract” means, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting Equity Securities in such other Person. The term “Controlled” has the meaning correlative to the foregoing.

“Control Documents” shall mean, collectively, the agreements made from time to time, which enable the Company to exclusively Control, and consolidate in its financial statements the results of the VIE Entity, entered into between the WFOE on the one hand and the VIE Entity or the shareholders of the VIE Entity on the other hand.

“Director’s Indemnification Agreement” shall mean the indemnification agreement by and between each director appointed to the board of directors of the Company by the Purchasers and the Company in form and substance reasonably satisfactory to Purchasers.

“Disclosure Schedule” shall mean the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to the Purchasers.

“Dispute” shall have the meaning set forth in Section 7.2.

“Encumbrance” shall mean any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrance, priority or security interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, Ordinary Shares and Preference Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

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“ESOP” shall mean the 2015 Share Incentive Plan of the Company, as amended and restated from time to time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Financial Statements” shall have the meaning set forth in Section 4.1(o).

“FINRA” shall have the meaning set forth in Section 4.4(f)(vi).

On a “fully diluted basis” shall mean, for the purpose of calculating share numbers, that the calculation is to be made assuming that all outstanding options, warrants and other securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, and, in case of calculating the numbers of the Shares, giving effect to the Closings and the Ordinary Shares reserved for issuance under the ESOP.

“Framework Cooperation Agreement” means the Framework Cooperation Agreement entered into between the VIE Entity and Baidu Online Network Technology (Beijing) Co. Ltd. (百度在线网络技术(北京)有限公司) on the date hereof.

“Fundamental Representations” shall mean the representations and warranties made by the Company to the Purchasers pursuant to Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e), Section 4.1(f), Section 4.1(g) and Section 4.1(j).

“Governmental Authority” shall mean any government or political subdivision thereof, whether on a federal, central, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof and any governing body of any securities exchange.

“Group” or “Group Companies” means collectively the Company and its Subsidiaries, and a “Group Company” means any of them.

“Indebtedness” shall mean as of any time with respect to any Person, without duplication, (a) all Liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, (b) all Liabilities for the deferred purchase price of property (other than trade payables in the ordinary course outstanding for ninety (90) days or less); (c) all Liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under the Accounting Principles as capital leases; (d) all Liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (a), (b) or (c) above to the extent of the obligation secured, and all Liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured; (e) all guarantees of obligations of any other Person with respect to any of the foregoing, and (f) any accrued and unpaid interest on any of the foregoing.

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“Indemnified Party” shall have the meaning set forth in Section 6.2.

“Indemnifying Party” shall have the meaning set forth in Section 6.2.

“Indemnity Notice” shall have the meaning set forth in Section 6.4.

“Initial Closing” shall have the meaning set forth in Section 2.2(a)(i).

“Initial Purchaser” shall have the meaning set forth in Section 2.1(a).

“Key Holder” shall have the meaning set forth in the Preamble.

“Key Holder Party” shall mean the Key Holder and its Subsidiaries (including any variable interest entities Controlled by such Subsidiaries).

“JD” means JD Financial Investment Limited, a company incorporated under the laws of the British Virgin Islands.

“Law” or “Laws” shall mean all applicable laws, regulations, rules and Orders of any Governmental Authority, securities exchange or other self-regulating body, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

“Leading Investors” shall mean the Key Holder, Tencent, JD and Baidu.

“Liabilities” shall mean any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by the Accounting Principles to be reflected in financial statements or disclosed in the notes thereto.

“Long-Stop Date” shall have the meaning set forth in Section 7.12(a).

“Losses” shall have the meaning set forth in Section 6.2.

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“Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the condition, assets, liabilities, results of operations, or business of the Group Companies taken as a whole, except to the extent that any such Material Adverse Effect results from (A) the identity of the Purchasers or their affiliates, (B) changes in the Accounting Principles or generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting the Company or its Subsidiaries), (C) changes in general economic and market conditions (to the extent not materially disproportionately affecting the Business, the Company or its Subsidiaries), (D) acts of war, sabotage or terrorism or natural disaster involving any jurisdiction in which the Company and its Subsidiaries operate, (E) any action taken by the Company or the Group Companies that is required or expressly contemplated to be taken pursuant to the Transaction Documents, or (F) any action taken (or omitted to be taken) at the request of a Purchaser or its Affiliates; or (ii) the ability of the Company or its Affiliates to consummate the Contemplated Transactions.

“Order” shall mean any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Ordinary Shares” shall mean the ordinary shares of par value of US$0.0001 each in the capital of the Company.

“Party” shall have the meaning set forth in the Preamble.

“Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.

“PRC” shall mean the People’s Republic of China, but for the purposes of this Agreement, excluding Hong Kong, Macau and Taiwan.

“Preference Shares” shall mean the Series A Preference Shares and the Series B Preference Shares.

“Purchase Price” shall have the meaning set forth in Section 2.2(a)(ii).

“Purchasers” shall have the meaning set forth in the Preamble.

“Related Party” means any of the following: (a) any shareholder of the Company or the VIE Entity, who beneficially owns more than 5% of the voting securities or ownership interests of the Company or the VIE Entity, as the case may be (each, a “Substantial Shareholder”), (b) any director or executive officer of any Group Company, (c) Mr. Bin Li, (d) the Key Employees (as defined in the agreed form of the Restated Shareholders Agreement) and (e) any Person in which any Substantial Shareholder, director or executive officer of any Group Company, Mr. Bin Li, Key Employees (as defined in the agreed form of the Restated Shareholders Agreement) or Substantial Shareholder owns more than 5% of the voting securities or ownership interests.

“Related Party Transaction” means a transaction between any Group Company, on the one hand, and any Related Party, on the other hand.

“Relative” of a natural person means any spouse, parent, child, or sibling of such person.

“Restated Articles” shall mean the Second Amended and Restated Memorandum and Articles of Association of the Company in the form as attached hereto as Exhibit A.

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“Restated Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement to be entered into by and among the Purchasers and the Company, dated the date of the Initial Closing, in the form attached hereto as Exhibit B.

“Restructuring” shall mean the restructuring as contemplated pursuant to the Restructuring Documents.

“Restructuring Documents” shall have the meaning set forth in the series A subscription agreement entered into by and among the Company, the Key Holder, Dongting Lake Investment Limited, JD Financial Investment Limited and Hammer Capital Management Limited on January 9, 2015.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local branches.

“SAFE Rules and Regulations” means the SAFE Circular of State Administration of Foreign Exchange on Foreign Exchange Administration of Offshore Investment, Financing and Return Investment by Domestic Residents Utilizing Special Purpose Vehicles (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发 [2014] 37号)) issued by SAFE on July 4, 2014 with effect from the same date, and any other related guidelines, implementing rules, reporting and registration requirements issued by SAFE.

“SEC” shall mean the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Laws” shall mean the Securities Act, the Exchange Act, the listing rules of, or any listing agreement with, the applicable stock exchange and any other applicable law regulating securities or takeover matters.

“Series A Preference Shares” shall mean the Series A Preference Shares of the Company, par value US$0.0001 per share.

“Series B Preference Shares” shall have the meaning set forth in the Recitals.

“Share Pledge” shall mean the share pledge agreement between the WFOE, the VIE Entity and its shareholders as one of the Control Documents, as amended and restated from time to time.

“Shareholders Agreement” shall mean the Shareholders Agreement by and among the holders of the Series A Preference Shares and the Company, dated January 9, 2015.

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“Subscription Shares” shall mean the Series B Preference Shares issued to the Purchasers pursuant to this Agreement.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is Controlled by such Person. For the avoidance of the doubt, a “variable interest entity” Controlled by a Person shall be deemed a Subsidiary of such Person.

“Tencent” means Morespark Limited, a company incorporated under the laws of Hong Kong.

“Third Party Claim” shall have the meaning set forth in Section 6.3(a).

“Transaction Documents” shall mean, collectively, this Agreement, the Restated Shareholders Agreement, the Restated Articles, the Director’s Indemnification Agreement and any other agreements, documents or certificates executed and delivered pursuant hereto or thereto or in connection herewith or therewith.

“VIE Entity” shall mean Beijing Yixin Information Technology Co., Ltd., (北京易鑫信息科技有限公司), a company incorporated in the PRC.

“WFOE” shall mean Shanghai Techuang Advertising Co., Ltd. (上海特创广告有限公司), a wholly foreign-owned entity established directly or indirectly by the Company.

Section 1.2           Other Definitional Provisions

. Unless the express context otherwise requires:

(a)          the words “hereof,” “hereby,” “hereto,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)          the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)          any references herein to “Dollars” and “$” and “US$” are to United States Dollars and any references herein to RMB are to PRC Renminbi;

(d)          any references herein to a specific Section, Schedule or Exhibit or to the Recitals or Preamble shall refer, respectively, to Sections, Schedules, Exhibits, Recitals or Preamble of this Agreement, unless otherwise specified;

(e)          wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;”

(f)          references herein to any gender shall include each other gender as the context requires;

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(g)          the word “or” shall not be exclusive;

(h)          references to “written” or “in writing” include in electronic form;

(i)          the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement;

(j)          reference to any Person includes such Person’s successors and permitted assigns;

(k)          any reference to “days” shall mean calendar days unless Business Days are expressly specified;

(l)          when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day;

(m)          any reference to any Law shall be deemed (i) to refer to the applicable Law in effect as of the date hereof without giving effect to the Contemplated Transactions (unless the applicable Law addressed matters as of an earlier date, in which case, applicable Law shall be deemed to mean the applicable Law in effect as of the date thereof) and (ii) also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise; and

(n)          any reference in this Agreement to any agreement or instrument (other than the Disclosure Schedule) is a reference to that agreement or instrument as amended or novated or supplemented.

Article II

PURCHASE AND SALE

Section 2.1           Sale and Issuance of Subscription Shares .

(a)          Subject to the terms and conditions of this Agreement, each Initial Purchaser agrees to subscribe for and purchase at the Initial Closing (as defined below) and the Company agrees to issue and sell to each Initial Purchaser at the Initial Closing that number of Series B Preference Shares set forth opposite each Initial Purchaser’s name on Schedule A (the “Initial Purchaser”, at a purchase price of US$3.3220813432 per share.

(b)          Subject to the terms and conditions of this Agreement, Baidu agrees to subscribe for and purchase at the Baidu Closing (as defined below) and the Company agrees to issue and sell to Baidu at the Baidu Closing that number of Series B Preference Shares set forth opposite Baidu’s name on Schedule A, at a purchase price of US$3.3220813432 per share.

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(c)          The obligations of the Purchasers hereunder shall in all matters be several and not joint. None of the Purchasers shall have any liability whatsoever for the obligations of the other Purchasers hereunder.

Section 2.2           Closing, Payment and Delivery.

(a)          Initial Closing.

(i)          The closing of the purchase and sale of the Subscription Shares between the Initial Purchaser and the Company (the “Initial Closing”) shall take place remotely via exchange of documents and signatures as soon as practicable, but in no event later than three (3) Business Days after all closing conditions specified in Section 3.1 and Section 3.3 hereof have been waived (to the extent permissible by the party or parties entitled to the benefit of such conditions) or satisfied (other than those conditions to be satisfied at the Initial Closing, but subject to the satisfaction or waiver thereof at the Initial Closing), or at such other time and place as the Company and the Initial Purchasers mutually agree.

(ii)         At the Initial Closing: (A) each Initial Purchaser shall pay and deliver, or cause to be paid and delivered, the applicable Purchase Price (the “Purchase Price”) in such amount as set forth opposite such Purchaser’s name on Schedule A in U.S. dollars, by wire transfer or by such other method as the Parties may mutually agree, of immediately available funds to such bank account designated in writing by the Company to such Purchaser at least seven (7) Business Days prior to the Closing, and (B) against payment of the applicable amount as provided in this Section 2.2(a)(ii) by such Purchaser, the Company shall deliver a duly executed share certificate to each Initial Purchaser for the applicable Subscription Shares in original form, a certified true copy of the register of members of the Company showing such Purchaser as the legal and beneficial holder of the relevant Subscription Shares, and a certified true copy of the register of directors of the Company showing each director nominated by the Key Holder and Tencent as a director of the board of directors of the Company.

(b)          Baidu Closing.

(i)          The closing of the purchase and sale of the Subscription Shares between Baidu and the Company (the “Baidu Closing”) shall take place remotely via exchange of documents and signatures as soon as practicable, but in no event later than three (3) Business Days after all closing conditions specified in Section 3.2 and Section 3.3 hereof have been waived (to the extent permissible by the party or parties entitled to the benefit of such conditions) or satisfied (other than those conditions to be satisfied at the Baidu Closing, but subject to the satisfaction or waiver thereof at the Baidu Closing), or at such other time and place as the Company and Baidu mutually agree.

(ii)         At the Baidu Closing: (A) Baidu shall pay and deliver, or cause to be paid and delivered, the applicable Purchase Price in such amount as set forth opposite Baidu’s name on Schedule A in U.S. dollars, by wire transfer or by such other method as the Parties may mutually agree, of immediately available funds to such bank account designated in writing by the Company to Baidu at least seven (7) Business Days prior to the Baidu Closing, and (B) against payment of the applicable amount as provided in this Section 2.2(b)(ii) by Baidu, the Company shall deliver a duly executed share certificate for the applicable Subscription Shares in original form, a certified true copy of the register of members of the Company showing Baidu as the legal and beneficial holder of the relevant Subscription Shares, a certified true copy of the register of directors of the Company showing the director nominated by Baidu as a director of the board of directors of the Company and the documents as provided in Section 3.1(d), Section 3.1(f), Section 3.1(g),Section 3.1(i), Section 3.1(j) and Section 3.1(k).

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(c)          Restrictive Legend. The certificate representing the Subscription Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS.

The securities represented by this certificate are subject to certain restrictions on transfer as set forth in THE APPLICABLE Shareholders’ Agreement, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate.

Article III

CONDITIONS TO CLOSING

Section 3.1           Conditions to the Initial Purchasers’ Obligations to Effect the Initial Closing. The obligation of each Initial Purchaser to purchase and pay for its respective Subscription Shares as contemplated by this Agreement at the Initial Closing is subject to the satisfaction, on or before the Initial Closing, of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(a)          Representations and Warranties; Performance. (i) The Fundamental Representations shall have been true and correct on the date of this Agreement (and if any Fundamental Representation expressly speaks of another date, then also for such other specified date) and true and correct in all respects on and as of the Initial Closing and all other representations and warranties of the Company contained in Section 4.1 and Section 4.2 shall have been true and correct on the date of this Agreement and true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of the Initial Closing (except for representations and warranties that expressly speak as of an earlier date, in which case as of such specified date) and (ii) the representations and warranties of the Key Holder (other than in its capacity as the Purchaser) contained in Section 4.2 shall have been true and correct on the date of this Agreement and true and correct in all material respects on and as of the Initial Closing; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Documents that are required to be performed or complied with on or before the Initial Closing.

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(b)          No Prohibition. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority of competent jurisdiction or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions.

(c)          Authorizations. The Company shall have obtained any and all Authorizations necessary for the consummation by the Company of the issuance of the Subscription Shares, and the entry by the Company into any Transaction Document to which it is a party, such Authorizations to include the consent of AutoTrader Group, Inc. pursuant to that certain Shareholder Agreement, dated November 1, 2012, by Bitauto Holdings Limited, AutoTrader Group, Inc. and the management vehicles party thereto, if necessary, on or prior to the Initial Closing, all of which shall be in full force and effect.

(d)          Closing Certificate. The Company shall have delivered to each Purchaser a certificate, dated the date of the Initial Closing and signed by an authorized signatory of the Company, certifying that the conditions set forth in Section 3.1(a) to Section 3.1(c) have been satisfied.

(e)          Restated Articles. The Restated Articles shall have been duly adopted by the Company and shall remain in full force and effect.

(f)          Constitutional Documents. The Company shall have provided each Purchaser with true and correct copies of the constitutional documents of each Group Company (other than the Company).

(g)          Restated Shareholders Agreement. The Company shall have duly executed and delivered the Restated Shareholders Agreement and the Restated Shareholders Agreement shall, subject to occurrence of the Initial Closing, remain in full force and effect.

(h)          Board of Directors. As of the Initial Closing, the authorized size of the board of directors of the Company shall be no more than eight (8) directors, who initially shall be Bin Li, Andy Xuan Zhang, Sidney Xuande Huang, Juhong Chen, Shengqiang Chen and Leiwen Yao.

(i)          Indemnification Agreement. The Company shall have delivered the Director’s Indemnification Agreement for each of the directors nominated by the relevant Purchasers, duly executed and in full force and effect.

(j)          Legal Opinions. The Company shall have delivered to each Purchaser opinions of the Company’s outside legal counsel for the Cayman Islands and the PRC, dated the date of the Initial Closing, relating to the Contemplated Transactions, and including those items set forth on Exhibit C.

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(k)          Board Resolutions. The Company shall have delivered to each Purchaser duly executed board resolutions of the Company approving immediately upon payment of the applicable Purchase Price (a) the issue of the applicable Subscription Shares to each Purchaser, free and clear of all Encumbrances (except for restrictions on transfer pursuant to applicable Securities Laws, the Shareholders Agreement, the Restated Shareholders Agreement, the Articles and/or the Restated Articles) and (b) the register of members of the Company to be written up to record each Purchaser as the legal owner of the applicable Subscription Shares fully paid and non-assessable and (c) the issue of a certificate in the name of the applicable Purchaser in respect of the applicable Subscription Shares and (d) the updating of the register of directors and officers of the Company to reflect the appointment of directors nominated by the relevant Leading Investors respectively.

Section 3.2           Conditions to Baidu’s Obligations to Effect the Baidu Closing

. The obligation of Baidu to purchase and pay for its Subscription Shares as contemplated by this Agreement at the Baidu Closing is subject to the satisfaction, on or before the Baidu Closing, of the following condition, which may be waived in writing by Baidu in its sole discretion:

(a)          The Initial Closing shall have occurred; and

(b)          The applicable Group Company and the applicable Affiliate of Baidu shall have entered into definitive supplemental business cooperation agreements with respect to the business cooperation set forth in Section 1.2.3 of the Framework Cooperation Agreement (the “Business Cooperation Agreement”).

Section 3.3           Conditions to the Company’ Obligations to Effect the Closing

. The obligation of the Company to issue the Subscription Shares to each Purchaser as contemplated by this Agreement at the applicable Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)          Representations and Warranties; Performance. The representations and warranties of such Purchaser contained in Section 4.4 shall have been true and correct on the date of this Agreement and true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of the Closing; and such Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing.

(b)          No Prohibition. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority of competent jurisdiction or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions.

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(c)          Authorizations. Such Purchaser shall have obtained any and all Authorizations necessary for the consummation by such Purchaser of the purchase of the Subscription Shares on or prior to the Closing, all of which shall be in full force and effect.

(d)          Restated Shareholders Agreement. Such Purchaser shall have duly executed and delivered the Restated Shareholders Agreement, and with respect of Baidu, the Deed of Adherence to the Restated Shareholders Agreement, and the Restated Shareholders Agreement shall, subject to occurrence of the Initial Closing, remain in full force and effect.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1           Representations and Warranties of the Company. Subject to Section 7.1, except as set forth in the Disclosure Schedule, the Company hereby represents, warrants and undertakes to each Purchaser that, as of the date hereof and as of the date of the Initial Closing, the following representations and warranties are true and correct:

(a)          Due Formation. Each Group Company is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each Group Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. Each Group Company has full power and authority to enter into, execute and deliver each Transaction Document to which it is or shall be made a party and each other agreement, certificate, document and instrument to be executed and delivered by such Group Company pursuant to this Agreement or any Transaction Document and to perform its obligations hereunder and thereunder. The execution and delivery by each Group Company of each Transaction Document to which it is or shall be made a party and the performance by such Group Company of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. This Agreement has been, and each Transaction Document to which any Group Company is a party has been or will be, duly executed and delivered by such Group Company and constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligations of such Group Company, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) any Authorizations to be obtained under the Contribution Agreement or each other Restructuring Documents or each Control Documents to which the Group Company is a party or shall be a party.

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(d)          Articles. As of the date of the Initial Closing, the Articles shall be in full force and effect and shall not have been superseded or amended.

(e)          Capitalization.

(i)          Except as set forth in Schedule 4.1(e) to the Disclosure Schedule, there are no authorized or outstanding Equity Securities in the Company. All issued and outstanding Equity Securities are validly issued, fully paid and non-assessable. The capitalization table attached hereto as Schedule 4.1(e) to the Disclosure Schedule truly and accurately describes the shareholding of the Company (1) immediately prior to the Initial Closing and (2) immediately after the Baidu Closing.

(ii)         All outstanding Equity Securities of the Company and all outstanding Equity Securities of each of the other Group Companies have been issued and granted in compliance with (x) all applicable Securities Laws and other applicable Laws and (y) all requirements set forth in applicable contracts, without violation of the preemptive rights, rights of first refusal or other similar rights.

(iii)        The rights of the Subscription Shares are as stated in the Articles.

(f)          Due Issuance of the Subscription Shares. The Subscription Shares have been duly authorized and, when issued and delivered to and paid for by the applicable Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any Encumbrance, except for restrictions arising under the Securities Act or created by virtue of this Agreement or other Transaction Documents and upon delivery and entry into the register of members of the Company, the Subscription Shares will transfer to the applicable Purchaser with good and valid title, free and clear of any Encumbrance, except for restrictions arising under the Securities Act or created by virtue of this Agreement or other Transaction Documents.

(g)          Title. Immediately following the Closing, each Purchaser shall acquire good and valid title to the applicable Subscription Shares that are being purchased hereunder, free and clear of any and all Encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement or other Transaction Documents). There are no outstanding options, warrants, rights (preemptive or otherwise), calls, contracts or other binding commitments to which the Company or any of its Affiliates is a party or by which the Company is bound to issue or adjust Equity Securities as a result of the issuance of the Subscription Shares. Except for the Contemplated Transactions, the Company has not assigned, transferred, sold, distributed, pledged or otherwise disposed of or agreed to dispose of all or any portion, or any interest in, any other Equity Securities of the Company. Except for the Transaction Documents, no voting or similar agreements exist in relation to the Equity Securities of any Group Company that are presently outstanding or that may hereafter be issued.

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(h)          Non-contravention; Litigation. None of the execution and the delivery of this Agreement and the Transaction Documents to which any Group Company is a party or shall be made a party, nor the consummation of the Contemplated Transactions, will (i) violate any provision of the organizational documents of any Group Company or violate any Law or Order of any Governmental Authority to which any Group Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which any Group Company is a party or by which any Group Company is bound or to which any of the Group Companies’ assets are subject, except for such violations, conflicts, breaches, or defaults which would not have a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the best knowledge of the Company, threatened in writing against any Group Company that questions the validity of this Agreement or the right of any Group Company to enter into this Agreement or to consummate the Contemplated Transactions, except for such actions, suits or proceedings which would not have a Material Adverse Effect.

(i)          Consents and Approvals. None of the execution and delivery by any Group Company of this Agreement or any other Transaction Document, nor the consummation of any of the Contemplated Transactions, nor the performance by any Group Company of this Agreement or any other Transaction Documents in accordance with their respective terms requires any Authorization which is required to be obtained by such Group Company, except such as have been or will have been obtained, made or given on or prior to the Closing, (ii) as set forth in the Transaction Documents.

(j)          Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the issuance of the Subscription Shares, and none of the Group Companies is under any obligation to pay any broker’s fee or commission in connection with the issuance of the Subscription Shares or the Contemplated Transactions.

(k)          Control Documents. As of the date of the Closing, each Control Document is, and all of the Control Documents taken as a whole are, legal, valid, enforceable and admissible as evidence under PRC Laws, and constitute the legal and binding obligations of the relevant parties.

(l)          Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by any Group Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Group Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that any Group Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. Each of the Group Companies has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s Business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any other Group Company. Each employee and consultant has assigned to the Group Company all intellectual property rights he or she owns that are related to such Group Company’s business as now conducted and as presently proposed to be conducted.

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(m)          Material Contracts: Liabilities. Except as may be set forth in the Disclosure Schedule, the Transaction Documents or the agreements in connection with issuance of the Series A Preference Shares (any such agreement so disclosed, a “Material Contract”), there are no agreements, understandings or contracts to which any Group Company is a party or by which it is bound, that include (i) obligations (contingent or otherwise) of, or payments to, such Group Company in excess of US$10,000,000, (ii) the license of any patent, copyright, trademark, trade secret or other intellectual property or proprietary right to or from such Group Company other than (x) the license to such Group Company of generally commercially available third party products, including open source software, for a total cost of less than US$1,000,000, (y) license agreements with customers entered into in the ordinary course of business and (z) limited-term marketing and promotion agreements with third parties entered into in the ordinary course of business, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect such Group Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services other than the grant in the ordinary course of business, (iv) indemnification by such Group Company with respect to infringements of intellectual property or proprietary rights except for agreements with third parties entered into in the ordinary course of business, or (v) provisions restricting or otherwise limiting such Group Company from competing in any form in any line of business or industry in the PRC. There are no liabilities of the Group Companies other than liabilities (i) disclosed in, related to or arising under any agreements, instruments or other matters disclosed in the Transaction Documents (including the Disclosure Schedule), (ii) incurred in the ordinary course of business, or (iii) other undisclosed liabilities that are not material to the Group Companies taken as a whole.

(n)          Title to Property and Assets. Each Group Company owns its property and assets free and clear of all encumbrances, other than (i) statutory liens for the payment of current taxes that are not yet delinquent or are being contested in good faith, (ii) encumbrances and liens that arise in the ordinary course of business and (iii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)          Financial Statements. The Company has delivered to each Purchaser its audited financial statements as of December 31, 2015 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of June 30, 2016 and for the 6-month period ended June 30, 2016 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by the Accounting Principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2016; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under the Accounting Principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with the Accounting Principles.

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(p)          Changes. Since June 30, 2016 there has not been:

(i)          any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii)         any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii)        any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv)        any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)         any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi)        any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii)       any resignation or termination of employment of any senior officer of the Company;

(viii)      any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(ix)         any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(x)          any declaration, setting aside or payment or other distribution in respect of any of the Company’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such share capital by the Company;

(xi)         any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(xii)        receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii)       any arrangement or commitment by the Company to do any of the things described in this Section 4.1(p).

(q)          Tax Filings; Interested Party Transaction.

(i)          Each of the Group Companies has timely filed or caused to be filed all tax returns required to be filed by it, all such tax returns are true, correct and complete in all material respects, and each of the Group Companies has paid, or provided adequate reserves, for all deficiencies or other assessments of tax owed by it. No unassessed tax deficiency has been proposed or threatened against any Group Company.

(ii)         Except set forth in the Transaction Documents, the Control Documents or the agreements in connection with issuance of Series A Preference Shares, none of the direct or indirect shareholders or officers, employees or directors of a Group Company, or officer, employee or director of any Group Company’s direct or indirect shareholder, or any affiliate of any foregoing party, has any contract, understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits).

(r)          Labor Agreement and Actions. None of the Group Companies is bound by or subject to any contract or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of any Group Company. Each of the Group Companies has paid, or made provision for the payment of, all social insurance contributions required under applicable laws and contracts for the labor and employment of its employees, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)          Employee Matters. No employee of any Group Company has been granted the right to any material compensation following termination of employment with such Group Company. To the Company’s knowledge, no employee of any Group Company, nor any consultant with whom such Group Company has contracted, is in material violation of any term of any employment contract or other agreement relating to the right of any such individual to be employed by, or to contract with, such Group Company. None of the Group Companies has received any notice alleging that any such violation has occurred. Each employee, consultant and officer of the Group Companies has executed an agreement with the relevant Group Company regarding confidentiality and proprietary information. The Company is not aware that any of its employees or consultants is in material violation thereof.

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(t)          FCPA Compliance. None of the Group Companies and, to the best knowledge of the Company, any of the Group Companies’ respective directors, administrators, officers, board of directors (supervisory and management) members or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in The Foreign Corrupt Practices Act of 1977, as amended) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (i) and (ii) above in order to assist any Group Company to obtain or retain business for, or direct business to any Group Company, subject to applicable exceptions and affirmative defenses. None of the Group Companies, and to the best knowledge of the Company, any of the Group Companies’ respective directors, administrators, officers, board of directors (supervisory and management) members and employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation subject to applicable exceptions and affirmative defenses.

(u)          Compliance with Laws. The Group Companies have not been in violation of any Law or Order applicable to them since their establishment, other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2           Representations and Warranties of the Company and the Key Holder. Subject to Section 7.1, each of the Company and the Key Holder (other than in its capacity as the Purchaser) hereby jointly and severally represents, warrants and undertakes to each Purchaser that, as of the date hereof and as of the Initial Closing, in each case, except as set forth in the Disclosure Schedule, the following representations and warranties are true and correct:

(a)          The relevant Key Holder Parties and the Company have completed the Restructuring in accordance with the Restructuring Documents.

(b)          As at the Initial Closing, there have not been any changes to the Business of the Company since the date of this Agreement except for any changes that, when taken in aggregate, have not, or would not have, resulted in a Material Adverse Effect.

Section 4.3           Representations and Warranties of the Key Holder. Subject to Section 7.1, the Key Holder (other than in its capacity as the Purchaser) hereby represents, warrants and undertakes to each Purchaser that, as of the date hereof and as of the Initial Closing, the following representations and warranties are true and correct:

(a)          Due Formation. The Key Holder is duly formed, validly existing and in good standing in the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is currently being conducted.

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(b)          Authority. The Key Holder has full power and authority to enter into, execute and deliver this Agreement and each other agreement, certificate, document and instrument to be executed and delivered by the Key Holder pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Key Holder of this Agreement and the performance by the Key Holder of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. This Agreement has been duly executed and delivered by the Key Holder and constitutes the legal, valid and binding obligations of the Key Holder, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)          Non-contravention. None of the execution and the delivery of this Agreement nor the consummation of the Contemplated Transactions will (i) violate any provision of the organizational documents of the Key Holder or violate any Law or Order of any Governmental Authority to which the Key Holder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Key Holder is a party or by which the Key Holder is bound or to which any of the Key Holders’ assets are subject, except for such violations, conflicts, breaches, or defaults which would not have a Material Adverse Effect.

(e)          Consents and Approvals. None of the execution and delivery by the Key Holder of this Agreement, nor the consummation of any of the Contemplated Transactions, nor the performance by the Key Holder of this Agreement requires any Authorization which is required to be obtained by the Key Holder, except (i) such as have been or will have been obtained, made or given on or prior to the Closings, (ii) as set forth in the Transaction Documents.

Section 4.4           Representations and Warranties of Each Purchaser. Each Purchaser hereby severally and not jointly represents and warrants to the Company as of the date hereof and as of the date of the applicable Closing, as follows:

(a)          Due Formation. Such Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. Such Purchaser has full power and authority to enter into, execute and deliver this Agreement, each Transaction Document to which it is or shall be made a party and each other agreement, certificate, document and instrument to be executed and delivered by such Purchaser pursuant to this Agreement or any Transaction Document and to perform its obligations hereunder and thereunder. The execution and delivery by such Purchaser of this Agreement and each Transaction Document to which it is or shall be made a party and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

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(c)          Valid Agreement. This Agreement has been, and each Transaction Document to which such Purchaser is a party has been or will be, duly executed and delivered by such Purchaser and constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)          Non-contravention; Litigation. None of the execution and the delivery of this Agreement and the Transaction Documents to which such Purchaser is a party or shall be made a party, nor the consummation of the Contemplated Transactions, will (i) violate any provision of the organizational documents of such Purchaser or violate any Law or Order of any Governmental Authority to which such Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which such Purchaser is a party or by which such Purchaser is bound or to which any of such Purchaser’s assets are subject. There is no action, suit or proceeding, pending or threatened against such Purchaser that questions the validity of this Agreement or the right of such Purchaser to enter into this Agreement or to consummate the Contemplated Transactions.

(e)          Consents and Approvals. None of the execution and delivery by such Purchaser of this Agreement or any Transaction Document, nor the consummation by such Purchaser of any of the Contemplated Transactions, nor the performance by such Purchaser of this Agreements or any Transaction Document in accordance with its terms requires any Authorization, except such as have been or will have been obtained, made or given on or prior to the Closing.

(f)          Status and Investment Intent.

(i)          Experience. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subscription Shares. Such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)         Solicitation. Such Purchaser was not identified or contacted through the marketing of the Subscription Shares. Such Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts. The issuance of the Subscription Shares to such Purchaser was not solicited by or through anyone other than the Company.

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(iii)        Restricted Securities. Such Purchaser acknowledges that the Subscription Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Such Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Subscription Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(iv)        Not U.S. Person. Such Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(v)         Offshore Transaction. Such Purchaser has been advised and acknowledges that in issuing the Subscription Shares to such Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. Such Purchaser is acquiring the Subscription Shares in offshore transactions in reliance upon the exemption from registration provided by Regulation S.

(vi)        FINRA. Such Purchaser does not, directly or indirectly, own more than five percent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

Article V

COVENANTS

Section 5.1           Noncompetition.

(a)          Noncompetition. Except otherwise permitted under the Transaction Documents or approved by the Leading Investors, following the date of this Agreement, the Key Holder (other than in its capacity as the Purchaser) shall not, and shall cause its Subsidiaries and consolidated PRC Affiliates not to, directly or indirectly (including through any Subsidiary), invest in, own, manage, operate, or Control any Competitor, other than through the Group Companies, provided, however, that the restrictions contained in this paragraph (a) shall not restrict the acquisition by such individual, directly or indirectly, of less than 5% of the outstanding share capital of any Competitor that is a publicly traded company.

(b)          Specific Performance; Modification of Covenant. The Key Holder (other than in its capacity as the Purchaser) acknowledges and agrees that the agreements and covenants contained in this Section 5.1 are reasonable in scope and duration, an integral part of the Contemplated Transactions and necessary to protect and preserve the Company’s legitimate business interests and the value of the Business and to prevent any unfair advantage. The Key Holder (other than in its capacity as the Purchaser) further acknowledges and agrees that if it breaches any provision of this Section 5.1, any remedy at law may be inadequate and insufficient and may cause the Company irreparable harm and that the Company, in addition to seeking monetary damages in connection with such breach, shall be entitled to specific performance and injunctive and other equitable relief to prevent or restrain a breach of this Section 5.1 or to enforce the provisions hereof without the requirement of posting bond or other security. If a final judgment of a Governmental Authority determines that any term or provision contained in this Section 5.1 is invalid or unenforceable, then the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 5.1 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Parties expressly acknowledge and agree that the provisions of this Section 5.1(b) shall apply notwithstanding the provisions of Section 6.6.

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Section 5.2           Further Assurances. From the date of this Agreement until the applicable Closing, the Parties shall use their commercially reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Contemplated Transactions.

Section 5.3           Use of Proceeds. The Company shall use the Purchase Price for the general corporate purposes of the Group Companies.

Section 5.4           Cooperation. The Parties shall use their commercially reasonable efforts to cooperate to facilitate the further development of the Business following the applicable Closing.

Section 5.5           SAFE Registration. The Company shall cause Mr. Bin Li and any other person who is PRC resident (as defined in the SAFE Rules and Regulations) and holds Equity Securities in the Company directly or indirectly through the Key Holder (other than in its capacity as the Purchaser) or any person who is not a Purchaser to, at the expense of the Company, fully comply with all applicable Laws of the PRC with respect to his direct or indirect holding of Equity Securities in the Group Companies on a continuing basis (including, but not limited to, all reporting and filing obligations imposed by and all approvals and permits required by the SAFE Rules and Regulations and the SAFE in connection therewith). In particular, if required by the SAFE Rules and Regulations or the SAFE, the Company shall cause Mr. Bin Li and any other person who is PRC resident (as defined in the SAFE Rules and Regulations) and holds Equity Securities in the Company directly or indirectly through the Key Holder or any person who is not a Purchaser to update their registration forms with SAFE with respect to the Contemplated Transactions within the applicable required time period.

Section 5.6           Permits. If applicable PRC laws require any Group Company to obtain any other permits for any business proposed to be conducted by such Group Company, the Company shall ensure that such Group Company promptly obtain such permits prior to such Group Company conducting such business.

Section 5.7           Access. From the date of this Agreement until the Initial Closing, the Company shall, and shall cause its Affiliates to (a) give each Purchaser, its counsel, financial advisors, auditors and other representatives reasonable access to the offices, properties, books and records of the Group Companies and the Business; (b) furnish to each Purchaser, its counsel, financial advisors, auditors and other representatives such information relating to the Group Companies and the Business a as may be reasonably requested; and (c) instruct the employees, counsel, accountants and other advisors of the Company and its Affiliates to cooperate with each Purchaser in its investigation of the Group Companies and the Business.

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Section 5.8           Conduct of Business of the Company. From the date of this Agreement until the Initial Closing, the Company shall, and the Company shall cause each of the Group Company to, (i) conduct its business and operations in the ordinary course of business consistent with past practice, and (ii) not take any action, or omit to take any action, that would reasonably be expected to make any of its representations and warranties in this Agreement untrue at, or as of any time before, the Initial Closing in any material respects unless the Purchasers shall otherwise consent in writing.

Section 5.9           Compliance with Legal Requirements. The Company shall, and the Company shall cause each of the Group Company to comply in all material respects with all legal requirements applicable to the Business, including but not limited to, applicable PRC Laws relating to telecommunication business, software, Intellectual Property, SAFE Rules and Regulations, borrowing, foreign exchange control, anti-money laundering, anti-corruption, corporate formation and governance and conduct of business in general, possession of necessary and effective licenses and permits, ownership of assets and properties, taxation, employment, and social welfare and benefits.

Section 5.10         The Form Employment Contract. As soon as practicable after the Initial Closing, the Company shall use its commercially reasonable efforts to update the form employment contract of the Group Companies. The Company shall cause the relevant Group Company to enter into the employment contract in such updated form with the employees who are recruited after the adoption of the new form employment contract.

Section 5.11         The Equity Transfer by Bitauto. As soon as practicable after the Initial Closing and in any event within three (3) years after the Closing, subject to the applicable laws, the Company and the Key Holder (other than in its capacity as the Purchaser) shall use its best efforts to complete the transfer of all the equity interests held by the Key Holder to the Company in Dalian Rongxin Financing Guarantee Co., Ltd. (大连融鑫融资担保有限公司) and Shenyang Heping District Yifa Petty Loan Co., Ltd. (沈阳市和平区溢发小额贷款有限责任公司) on the terms approved by the Board, and in any case the transfer price so approved shall be no higher than the acquisition costs or set-up costs (as applicable) of the Key Holder.

Section 5.12         Domain Name. As soon as practicable after the Initial Closing and in any event within six (6) months after the Initial Closing, the Company shall complete the registration of duaikuan.com, chedaizhijia.com, and weichedai.com under the intent content provider license of the VIE Entity.

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Section 5.13         Transfer of Trademarks and Trademarks Applications. As soon as practicable after the Initial Closing and in any event within twelve (12) months after the Initial Closing, the Company and the Key Holder (other than in its capacity as the Purchaser) shall complete the transfer of all the registered trademarks and trademark applications as set forth in Annex A from Beijing Bitauto Information Technology Company Limited (北京易车信息科技有限公司) to the VIE Entity. In the event that the transfer of the relevant registered trademarks is rejected by the Governmental Authority, the Key Holder shall enter into a license agreement with the Company within three (3) months following the Key Holder’s receipt of such rejection from the Governmental Authority, under which the Key Holder shall grant the Company an exclusive, irrevocable, perpetual and free-of-charge license in relation to such trademarks. In the event that the transfer of the relevant trademark applications is rejected by the Governmental Authority, the Key Holder shall enter into a license agreement with the Company within three (3) months following Key Holder’s receipt of authorization announcement of the relevant trademarks from the Governmental Authority, under which the Key Holder shall grant the Company an exclusive irrevocable, perpetual and free-of-charge license in relation to such trademarks.

Section 5.14          Secondment Contract. As soon as practicable after the Initial Closing and in any event within three (3) months after the Initial Closing, the Company and the Key Holder (other than in its capacity as the Purchaser) shall use their commercially reasonable efforts to cause Mr. Andy Xuan Zhang to enter into a secondment contract with the Company, which shall be in a form reasonably satisfactory to Tencent and JD.

Section 5.15         Tax Filings. After the Closing, if requested by the Purchasers, the Company shall make its commercially reasonable efforts to cooperate with the Purchasers to provide such information, documents or materials in relation to the Subscription Shares as required for the tax filings or other communications with the relevant PRC tax authorities.

Section 5.16         Permits for Automobile Operating Leasing Business. Insofar as any Group Company is required by applicable Law or any competent Governmental Authority to obtain any permits or make any filings in relation to the automobile operating lease business, the Company shall promptly take all reasonable actions necessary to ensure compliance with such requirement by the applicable Group Companies.

Section 5.17         Execution of Business Cooperation Agreement. From the date of this Agreement until the Baidu Closing, the Company and Baidu shall each use all reasonable efforts and take all reasonable actions to procure that each of their respective Affiliates enter into the Business Cooperation Agreement as soon as practicable.

Section 5.18         Related Party Transactions. Without the approval of the Initial Purchasers, the Company shall not enter into a Related Party Transaction which is not on arms-length terms.

Article VI

INDEMNIFICATION

Section 6.1           Survival of the Representations and Warranties. All representations and warranties made by the Company and the Key Holder (other than in its Capacity as the Purchaser) to the Purchasers or by a Purchaser to the Company shall expire on the date that is eighteen (18) months after the Closing, except the Fundamental Representations, which shall expire on the expiration of the applicable statute of limitations. Notwithstanding the foregoing, any claims which have been asserted in writing pursuant to Section 6.2 against the Party making such representations and warranties on or prior to such applicable expiration date shall continue to survive and be fully effective and enforceable until a final and nonappealable Order of a Governmental Authority of competent jurisdiction has been issued. The covenants and agreements of any Party contained in this Agreement shall survive the applicable Closing until they are terminated, whether by performance thereof, their express terms or as a matter of applicable Law.

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Section 6.2           Indemnification. From and after the Closing, each Party, as applicable (the “Indemnifying Party”), shall indemnify and hold the other Parties and their respective directors, officers and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of the Indemnifying Party contained in this Agreement; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of the Indemnifying Party contained in this Agreement.

Section 6.3           Third Party Claims.

(a)          If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article VI, then the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days from receipt of such Claim Notice that the Indemnifying Party disputes such claim for indemnification under this Agreement, the Indemnifying Party shall be deemed to have accepted and agreed with such claim for indemnification under this Agreement.

(b)          Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within thirty (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding; provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party, (iii) the Third Party Claim is or would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to Section 6.5 or (iv) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this Article VI. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 6.3(b), the Indemnifying Party shall conduct such defense in good faith.

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(c)          If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 6.3(b).

(d)          In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense, fails to make such an election within the thirty (30) days of the Claim Notice or otherwise fails to continue the defense of the Indemnified Party reasonably and in good faith, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 6.4           Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 6.5           Limitations on Liability. Notwithstanding the foregoing, other than with respect to fraud, breach of the Fundamental Representations and indemnification pursuant to Section 6.2(ii), (i) no Party shall have liability (for indemnification or otherwise) with respect to any Losses unless the aggregate amount of such Losses exceeds US$1,500,000 (in which case, the entire amount of Losses, subject to Section 6.5(ii) below, shall be payable by the liable Party), and (ii) the maximum liability for the Company and the Key Holder (other than in its capacity as the Purchaser) with respect to each Purchaser and the maximum liability for each Purchaser, in each case, shall not exceed an amount equal to 50% of such Purchaser’s Purchase Price. No Indemnifying Party shall be required to compensate any Indemnified Party more than once (whether under this Agreement or any other Transaction Document) in respect of the same Loss.

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Section 6.6           Exclusive Remedy. Subject to Section 7.11 and other than with respect to fraud, from and after the Closing, this Article VI shall provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim resulting from or arising out of this Agreement.

Article VII

MISCELLANEOUS

Section 7.1           Disclosure Schedule References. The Parties agree that any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant Party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such Party that is contained in this Agreement (regardless of the absence of an express reference or cross reference thereto), but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent. The Parties acknowledge and agree that the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of the Purchasers, and the disclosure by the Company of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

Section 7.2           Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the internal laws of Hong Kong. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. The Company shall have the right to appoint one arbitrator, the Purchasers shall have the right to jointly appoint one arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the Contemplated Transactions. The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award. Any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

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Section 7.3           Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 7.4           Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 7.5           Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the any Party without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void. Notwithstanding the foregoing, each Purchaser may assign its rights hereunder to any Affiliate of such Purchaser.

Section 7.6           Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by facsimile or electronic mail with receipt confirmed; or (c) if delivered by certified mail, registered mail or courier service, return-receipt received to the party at the address as set forth in Schedule B. Any Party may change its address for purposes of this Section 7.6 by giving the other Parties written notice of the new address in the manner set forth above.

Section 7.7           Entire Agreement. This Agreement (together with the schedules and exhibits hereto and the other Transaction Documents) constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby prior to the execution of this Agreement are merged and superseded by this Agreement and the other Transaction Documents.

Section 7.8           Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.9           Fees and Expenses. Except as otherwise provided in this Agreement, the Parties will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the Contemplated Transactions, including fees and expenses of attorneys, accountants, consultants and financial advisors. Except as otherwise provided in this Agreement, any taxes arising from this Agreement and the Contemplated Transactions shall be borne by the Parties pursuant to the applicable tax Law.

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Section 7.10         Confidentiality.

(a)          Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of the other Parties which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the best knowledge of the receiving Party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third party. The Parties hereby agree, for the purpose of this Section 7.10, that the existence and terms and conditions of this Agreement and schedules hereof shall be deemed as Confidential Information; provided that, notwithstanding any other provision of this Agreement, the Key Holder shall be permitted to include a description of this Agreement and its terms, which description shall be true and consistent with the terms hereunder in all respects, in any filing with the SEC and/or any securities exchange, and any documents or communications undertaken in connection with such filing(s), subject to the Key Holder providing each Purchaser with a reasonable opportunity to review a draft of any such description and giving due consideration to such Purchaser’s reasonable comments, if any, to such disclosure to the extent permitted by applicable Laws (including any rules or regulations of any securities exchange or valid legal process). Notwithstanding any other provision of this Section 7.10 or any provisions under the Shareholders Agreement, this Section 7.10 and any provisions under the Shareholders Agreement shall not restrict any Purchaser’s or its Affiliates’ normal accounting or tax reporting in respect of such Purchaser investment in the Company as required by (i) applicable Law and (ii) the Accounting Principles, as applicable.

(b)          Notwithstanding any other provisions in this Section 7.10, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable Laws; provided that, the Party who is required to make such disclosure shall, to the extent permitted by Law and so far as it is practicable, provide the other Parties with prompt notice of such requirement and cooperate with the other Parties at such other Parties’ request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to the Transaction Documents; provided that, the Party who is required to make such disclosure shall, to the extent permitted by Law and so far as it is practicable, at the other Parties’ request and at the requesting Party’s cost, cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.

(c)          Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Documents; provided that, such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)          The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

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Section 7.11         Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 7.12         Termination.

(a)          This Agreement shall terminate upon the earliest to occur of (i) the written consent of each of the Parties, (ii) written notice of any Party delivered at any time following three (3) months after the date hereof (such date, as may be extended in accordance with this Section 7.12(a), the “Long-Stop Date”), if the Initial Closing has not occurred on or prior to such date, provided that no Party shall be permitted to terminate this Agreement pursuant to this Section 7.12(a)(ii) if the failure to consummate the Contemplated Transactions was proximately caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement.

(b)          Any Party may terminate this Agreement, upon written notice to the other Parties, if any Governmental Authority shall have issued any Order or taken any other action permanently retraining, enjoining or otherwise prohibiting the Contemplated Transactions and such Order or other action has become final and nonappealable (provided that no Party shall be permitted to terminate this Agreement pursuant to this Section 7.12(b) if the imposition of such Order or other action was proximately caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement).

(c)          A Purchaser may terminate this Agreement if there exists a breach of any warranty of the Company such that the condition set forth in Section 3.1 would not be satisfied and breach has not been cured (or is incapable of being cured) by the Company within thirty (30) days following its receipt of notice from such Purchaser of such breach.

(d)          The Company may terminate this Agreement if there exists a breach of any warranty of a Purchaser such that the condition set forth in Section 3.3 would not be satisfied and breach has not been cured (or is incapable of being cured) by such Purchaser within thirty (30) days following its receipt of notice from the Company of such breach.

(e)          Upon any termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Article VI and this Article VII, which shall survive any termination under this Section 7.12; provided, that no termination of this Agreement shall relieve any Party of liability for any breach of this Agreement prior to such termination.

Section 7.13         Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

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Section 7.14         Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of executed signature pages by facsimile or electronic transmission (via scanned PDF) will constitute effective and binding execution and delivery of this Agreement.

Section 7.15         Press Release and Public Filing. Upon the signing of this Agreement by all of the Parties, each Party may issue a press release regarding the Contemplated Transactions, in the form previously agreed by the Parties.

Section 7.16         Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 7.17         Subsequent Purchaser. The Parties hereby acknowledge and agree that before the Initial Closing, the Key Holder in its capacity as the Purchaser may subsequently transfer its entitlement to the 4,515,240 Subscription Shares under this Agreement to BAI GmbH, provided that (i) BAI GmbH shall enter into a share subscription agreement in substantially the same form as this Agreement; (ii) such share subscription agreement shall be delivered to the Initial Purchasers; and (iii) the amount of Subscription Shares to be subscribed by the Key Holder pursuant to this Agreement shall be reduced accordingly.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

MORESPARK LIMITED

By:	/s/James Gordon MITCHELL
Name:	James Gordon MITCHELL
Title:	Authorized Signatory

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

JD Financial investment limited

By:	/s/Liu Qiangdong
Name:	Liu Qiangdong
Title:

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

BAIDU (HONG KONG) LIMITED

By:	/s/ Authorised Signatory
Name:
Title:

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

HCM IV LIMITED

By:	/s/Tsang Ling Kay Rodney
Name:	Tsang Ling Kay Rodney
Title:	Director

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

I

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Genius Concept Limited

By:	/s/Leung Chun Keung
Name:	Leung Chun Keung
Title:	Authorised Signatory

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

BITAUTO HOLDINGS LIMITED

By:	/s/ Bin Li
Name:
Title:

BITAUTO HONG KONG LIMITED

By:	/s/ Bin Li
Name:
Title:

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

YIXIN CAPITAL LIMITED

By:	/s/ Xuan Zhang
Name:
Title:

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

Schedule A           Schedule of Purchasers

Name of Purchaser		Jurisdiction of Incorporation	Number of Subscription Shares	Purchase Price (US$)
Initial Purchasers
1.	Bitauto Hong Kong Limited	Cayman Islands	77,060,120	256,000,000
2.	Morespark Limited	British Virgin Islands	38,229,050	127,000,000
3.	JD Financial Investment Limited	British Virgin Islands	9,030,480	30,000,000
4.	HCM IV Limited	British Virgin Islands	9,632,520	32,000,000
5.	Genius Concept Limited	Samoa	4,515,240	15,000,000
Other Purchasers
6.	Baidu (Hong Kong) Limited	Hong Kong	27,091,450	90,000,000

Schedule A-1

Schedule B           Address for Notice

if to the Company:	New Century Hotel Office Tower 6/F No. 6 South Capital Stadium Road Beijing, 100044 The People’s Republic of China Attention: Andy Xuan Zhang Facsimile: (86 10) 6849-2200
with a copy (which shall not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong Attention: Z. Julie Gao, Esq. Tel: +852 3740-4700
if to Bitauto:	New Century Hotel Office Tower 6/F No. 6 South Capital Stadium Road Beijing, 100044 The People’s Republic of China Attention: Bin Li Facsimile: (86 10) 6849-2200
with a copy (which shall not constitute notice) to :	Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong Attention: Z. Julie Gao, Esq. Tel: +852 3740-4700
if to Tencent:	c/o Tencent Holdings Limited 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong Attn: Compliance and Transactions Department E-mail:
with a copy (which shall not constitute notice) to:	Tencent Building, Kejizhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen, 518057, P.R.China Attn: Mergers and Acquisitions Department E-mail:
with a copy (which shall not constitute notice) to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 12th Floor, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong Attn. : Jeanette K. Chan, Esq. Fax No. (852) 2840-4300 E-mail:

Schedule B-1

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas, New York, NY 10019-6064, USA Attn.: Steven J. Williams, Esq. Fax No. (212) 492-0257 E-mail:
if to JD:

JD.com, Inc.

21/F, Building A, No.18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC

Attention: Legal Department (Mergers and Acquisitions Group)

Email:

with a copy (which shall not constitute notice) to:

20/F, Building A, No. 18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC

Attention: Corporate Development Department (Strategy and Investment Department)

Email:

with a copy (which shall not constitute notice) to:	Orrick, Herrington & Sutcliffe LLP 47/F PARK PLACE 1601 NANJING ROAD WEST SHANGHAI 200040 CHINA Attention: Jie SUN (Jeffrey) Email:
if to HCM IV Limited:	Suites 3607-09, 36/F, ICBC Tower 3 Garden Road Central Hong Kong Attn.: Amanda Chau Fax No. (852) 2660-6996 E-mail:
if to Baidu:	Baidu Campus No. 10 Shangdi 10th Street Haidian District, Beijing 100085 People’s Republic of China Attention: Xu Xiaohan Facsimile: +86-10-59920031 Telephone: +86-10-50817709 Email: and

Schedule B-2

Baidu Campus No. 10 Shangdi 10th Street Haidian District, Beijing 100085 People’s Republic of China Attention: Wang Hanyu Facsimile: +86-10-59920031 Telephone: +86-10-50817904 Email:
with a copy (which shall not constitute notice) to:	Allen & Overy LLP 46th Floor China World Tower No. 1 Jian Guo Men Wai Avenue Beijing 100004 China Attention: Ling LI Facsimile: +86 10 6535 4198 Email:
if to Genius Concept Limited

C/o CMBC International Holdings Limited

23/F, COSCO Tower

183 Queen’s Road Central

Hong Kong

Attn: Stacey Wong

Facsimile No.: +852 3728 8099

Telephone No.: +852 3728 8000

Email Address:

and

C/o Intellectus Capital Limited

Room 1401-02, Allied Kajima Building

138 Gloucester Road, Wanchai

Hong Kong

Attn: Terence Leung

Facsimile No.: +852 3752 2699

Telephone No.: +852 9043 1503

Email Address:

Schedule B-3

Exhibit A           Form of Restated Articles

Exhibit A-1

Exhibit B           Form of Restated Shareholders Agreement

Exhibit B-1

Exhibit C           Legal Opinion Items

PRC Legal Opinion Items

Below is indicative form of opinions to be delivered on the Closing Date. This form is prepared based on our understanding of the deal, and is subject to further changes if the deal structure changes. All capitalized terms used but not defined in this form of opinion have the meanings given to them in the Share Subscription Agreement.

Opinions:

1.	Each of the PRC Companies has been duly incorporated and is validly existing with limited liability under the PRC Laws and its business license is in full force and effect. The articles of association of each of the PRC Companies comply with the requirements of applicable PRC Laws and are in full force and effect. The total registered capital of each of the PRC Companies that is required to be paid prior to the date hereof under the relevant PRC Laws and its articles of association has been fully paid up. All of the equity interests in each of the PRC Companies are legally owned by its shareholders as indicated in Appendix 1 of this Opinion. To the best of our knowledge after due inquiry, all of the equity interests in each of the PRC Companies, other than those held by Shenzhen Tencent Industry Investment Fund Co., Ltd. (深圳市腾讯产业投资基金有限公司, “Shenzhen Tencent”) and Beijing Jiasheng Investment Management Co., Ltd. (北京甲盛投资管理有限公司, “Beijing Jiasheng”), are free and clear of all Encumbrances, and equities or claims or any third-party right, except for those provided under the Transaction Documents. All Authorizations of and from the Governmental Authorities of the PRC required under the PRC Laws for the ownership by each shareholder (other than Shenzhen Tencent and Beijing Jiasheng) of the PRC Company of its equity interests in each of the PRC Companies have been duly obtained. To the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire from any of the Company, Yixin Capital Hong Kong Limited (易鑫资本香港有限公司, the “HK Company”, together with the Company and the PRC Companies, the “Group Companies”, each a “Group Company”), the PRC Companies or Li Bin, or instruments to which the Group Companies or Li Bin is a party and convertible into or exchangeable for, nor any agreements or other obligations, to which the Group Companies or Li Bin is a party, to issue or other rights to convert any obligation into, any equity interest in any of the PRC Companies, except for those provided under the Transaction Documents.

2.	The ownership structure of the PRC Companies as set forth in Appendix 1 (other than ownership by Shenzhen Tencent and Beijing Jiasheng) (i) is not in breach or violation of any existing PRC Laws, and (ii) to the best of our knowledge after due inquiry, has not been challenged by any Governmental Authority of the PRC and there are no legal, arbitration, governmental or other legal proceedings, pending before or threatened by any Governmental Authority of the PRC, and immediately after the Closing will not be in breach or violation of any applicable PRC Laws in any material respect.

Exhibit C-1

3.	Each of the PRC Companies has obtained all necessary Authorizations of and from all Governmental Authorities of the PRC to conduct its business as described in its business license and as it currently conducts. To the best of our knowledge after due inquiry, none of the PRC Companies has received any notification of proceedings relating to the modification, suspension or revocation of any such necessary Authorizations; we are not aware of anything which causes us to reasonably believe that any regulatory body is considering modifying, suspending, revoking or not renewing, any such necessary Authorizations; and to the best of our knowledge after due inquiry, each of the PRC Companies is in compliance with the provisions of such necessary Authorizations in all material aspects.

4.	Each of the PRC Companies has legal and valid titles to the intellectual properties as set out in Appendix 2 herein (“Intellectual Properties”). To the best of our knowledge after due inquiry, (A) there is no pending or threatened action, suit, proceeding or claim by others challenging any PRC Companies’ rights in or to any of their Intellectual Properties; (B) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Properties; (C) there is no pending or threatened action, suit, proceeding or claim by others that any PRC Companies infringes, misappropriates or otherwise violates or conflicts with any intellectual properties or other proprietary rights of others.

5.	To the best of our knowledge after due inquiry, none of the PRC Companies is in breach or violation of or in default, as the case may be, under (A) its articles of association, business license or other constituent documents, or (B) the terms or provisions of any Material Contract governed by PRC Laws to which any of the PRC Companies is a party or by which it or any of its properties is bound, in each case except for any breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

6.	To the best of our knowledge after due inquiry, none of the PRC Companies has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation, or for the appointment of a liquidation committee or similar officers in respect of the assets of any of the PRC Companies, or for the suspension, withdrawal, revocation or cancellation of any of their respective business license, or articles of association, as applicable.

7.	To the best of our knowledge after due inquiry, (i) there is no legal, arbitration or governmental proceedings pending in the PRC to which any of the PRC Companies is a party or of which any property of any of the PRC Companies is the subject, and (ii) no such proceedings are threatened by any Governmental Authority of the PRC, in each case except for those that would not reasonably be expected to have a Material Adverse Effect.

8.	All dividends and other distributions declared and payable upon the interests held by the HK Company in the PRC Company, in accordance with their articles of associations and PRC Laws in Renminbi, after full payment of withholding tax, may be converted into foreign currency that may be transferred out of the PRC.

Exhibit C-2

9.	Each PRC Company has completed all relevant Authorizations from the State Administration of Foreign Exchange (the “SAFE”) required under the applicable PRC laws concerning foreign exchange; none of Li Bin, Qu Weihai and Shao Jingning is required to update the relevant Authorizations obtained by him from the SAFE or apply for new Authorizations from the SAFE for the transactions contemplated under the Transaction Documents as of the Closing under current PRC Laws concerning foreign exchange.

10.	The issuance and sale of the Subscription Shares or the consummation of the transactions contemplated by the Share Subscription Agreement or any of the Transaction Documents prior to or on the date hereof, do not require Authorizations from the Governmental Authority of the PRC under the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 and was issued jointly by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the SAFE, and any amendment or PRC Laws in connection with or related thereto.

11.	Subject to applicable provisions of the Civil Procedure Law, the General Principles of Civil Law of the PRC and Arrangement of Cross Enforcement of Arbitration Awards between Mainland and Hong Kong Special Administration Region (the “Arrangement”) issued by the Supreme People’s Court of PRC on January 24, 2000, the choice of Hong Kong law and the irrevocable submission of the Company to the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules, do not conflict with PRC Laws, and service of process effected in the manner set forth in the Transaction Documents will be effective to confer valid personal jurisdiction over the Company in the PRC, so long as the service of process in the PRC shall be effected in the manner required under the PRC Laws, and any arbitration award obtained in the Hong Kong International Arbitration Centre arising out of or in relation to the obligations of the Company under the Transaction Documents will be recognized in PRC courts by virtue of the Arrangement subject to applicable provisions of the Civil Procedure Law, the General Principles of Civil Law of the PRC and the Arrangement.

12.	As a matter of PRC Laws, none of the PRC Companies or any of their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

Exhibit C-3

13.	Each PRC Company has all requisite power and authority and has taken all necessary corporation actions to enter into, execute and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of the Transaction Documents have been authorized by and on behalf of a PRC Company who is a party to such Transaction Documents and, such Transaction Documents constitutes the legal, valid and binding obligations of such PRC Company enforceable in accordance with their terms.

14.	To the best of our knowledge after due inquiry, the issue and sale of the Subscription Shares and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Material Contract governed by the PRC Laws to which any of the PRC Companies is a party or by which any of the PRC Companies is bound or to which any of the property or assets of any of the PRC Companies is subject, nor will such action result in any violation of the provisions of the articles of association, business license or any other constituent documents of any of the PRC Companies or any PRC Laws.

15.	Each PRC Company that is a party to a Control Document has all requisite power and authority and has taken all necessary corporate actions to enter into, execute and perform its obligations under such Control Document. Each of the Control Documents has been duly executed and delivered on behalf of each PRC Company that is a party to such Contract Document and constitutes the legal, valid and binding obligations of such party enforceable in accordance with their terms. Each of the Control Documents does not, and the execution and delivery thereof by the relevant PRC Companies thereto, or the performance by each of such parties of its obligations thereunder, or the consummation by each of such parties of the transactions contemplated therein, (A) will not result in any violation of the provisions of such party’s articles of association or business license or any Authorization from the Governmental Authorities of the PRC; and (B) will not result in any violation of any PRC Laws.

16.	No Authorization of or with any Governmental Authorities in the PRC is required to be obtained by the Company or the PRC Companies for the issue and sale of the Subscription Shares under the Share Subscription Agreement, and the conversion of the Subscription Shares into Ordinary Shares, and the consummation of the transactions contemplated by the Transaction Documents as of the Closing except as provided in Section 4.1(i) and Section 4.3(e) of the Share Subscription Agreement.

17.	The entry into, and performance or enforcement of each of the Transaction Documents in accordance with its respective terms will not subject the Purchaser to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Purchaser be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC solely by reason of entry into, performance or enforcement of the Transaction Documents.

Exhibit C-4

18.	To the best of our knowledge after due inquiry, there are no outstanding guarantees by any of the PRC Companies in respect of indebtedness of third parties other than other Group Companies.

Cayman Legal Opinion Items

1.1	Each of the Company and the Key Holder has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

1.2	Each of the Company and the Key Holder has all requisite power and authority to enter into, execute and perform its obligations under the Transaction Documents.

1.3	The execution and delivery of the Transaction Documents do not, and the performance by each of the Company and the Key Holder of its obligations under the Transaction Documents will not, conflict with or result in a breach of any of the terms or provisions of its respective memorandum and articles of association or any law, public rule or regulation applicable to the Company or the Key Holder currently in force in the Cayman Islands.

1.4	The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and the Key Holder, the Transaction Documents have been duly executed and delivered on behalf of the Company and the Key Holder and will constitute the legal, valid and binding obligations of the Company and the Key Holder enforceable in accordance with their terms.

1.5	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Transaction Documents by and on behalf of the Company and the Key Holder;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company and the Key Holder; or

(c)	the performance by each of the Company and the Key Holder of its obligations under the Transaction Documents.

1.6	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

Exhibit C-5

(a)	the execution or delivery of the Transaction Documents;

(b)	the enforcement of the Transaction Documents; or

(c)	payments made under, or pursuant to, the Transaction Documents.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

1.7	The courts of the Cayman Islands will observe and give effect to the choice of the relevant law as the governing law of the Transaction Documents.

1.8	No writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice ("Originating Process") nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company or the Key Holder is identified as a defendant or respondent and no steps have been taken, or are being taken, to wind-up the Company or the Key Holder.

1.9	The courts of the Cayman Islands will recognise and enforce arbitral awards made pursuant to an arbitration agreement in a jurisdiction which is a party to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention"). Subject to certain exceptions outlined below artbitration awards made in Hong Kong pursuant to the Transaction Documents will be recognised and enforced in the Cayman Islands.

In general, the courts of the Cayman Islands will enforce a foreign arbitration award made under the Convention or a foreign arbitration award under the Arbitration Law (each an “Award”) unless it is proved by the party against whom the Award was made that:

(a)        a party to the arbitration agreement was (under the law applicable to him) under some incapacity; or

(b)       the arbitration agreement was not valid under the law to which the parties subjected it or, failing any indication thereon, under the law of the country where the award was made; or

(c)       he was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings or was otherwise unable to present his case; or

(d)       the award deals with a difference not contemplated by or not falling within the terms of the submission to arbitration or contains decisions on matters beyond the scope of the submission to arbitration (save that in such case an award on matters submitted to arbitration may be enforceable to the extent these matters can be separated from those not submitted); or

Exhibit C-6

(e)       the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties or, failing such agreement, with the law of the country where the arbitration took place; or

(f)       the award has not yet become binding on the parties, or has been set aside or suspended by a competent authority of the country in which, or under the law of which, it was made.

Enforcement of an Award may also be refused by the courts of the Cayman Islands where the Award is in respect of a matter which is not capable of settlement by arbitration or where it would be contrary to the public policy of the Cayman Islands to enforce such an Award.

A foreign arbitration award may also be enforced in the Cayman Islands pursuant to common law principles by action on the award.

1.10	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.11	None of the parties to the Transaction Documents (other than the Company and the Key Holder) is or will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents

1.12	Neither the Company nor the Key Holder is entitled to any immunity under the laws of the Cayman Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents

1.13	The Articles do not violate, conflict with or result in a breach of any law, public rule or regulation applicable to the Company or the Key Holder in the Cayman Islands currently in force.

1.14	Based solely on our review of the memorandum of association and the shareholder resolutions, the Company has an authorised share capital of [US$150,000 divided into 988,416,450 Ordinary Shares of a nominal or par value of US$0.0001 each and 500,583,550 Preference Shares of a nominal or par value of US$0.0001 each, of which 346,024,690 are designated as Series A Preference Shares and 165,448,860 are designated as Series B Preference Shares].

1.15	The Subscription Shares have been duly authorised. When the Subscription Shares are issued upon payment of the Purchase Price in accordance with this Agreement and entered as fully paid on the register of members (shareholders), the Subscription Shares will be legally issued and allotted, fully paid and non-assessable. Upon entry on the register of members of the Company, each Purchaser will be the registered holder of such number of Series B Preference Shares as will be noted against its name on such register.

Exhibit C-7

1.16	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

1.17	It is not necessary or advisable in order for any Purchaser to enforce its rights under the Transaction Documents to which it is a party, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

1.18	Each of the Purchasers has standing to bring an action or proceedings before the appropriate courts in the Cayman Islands for the enforcement of the Transaction Documents. It is not necessary or advisable in order for a Purchaser to enforce its rights under the Transaction Documents, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

1.19	The obligations of the Company under the Transaction Documents will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of the Cayman Islands of general application.

Exhibit C-8

Annex A        List of Trademark Applications

No.	Trademark	Type	Date of Application for Transfer	Application No.	Registration Date	Status
1.	易车贷	35	2015/06/23	15630723	-	转让中, 驳回复审评审实审裁文发文
2.	易车贷	36	2015/06/23	15630722	-	转让中, 驳回复审评审实审裁文发文
3.	易车贷	42	2015/06/23	15630711	-	转让中, 驳回复审评审实审裁文发文
4.	易车•车贷	09	2015/06/23	15557024	-	转让中, 等待驳回复审
5.	易车•车贷	35	2015/06/23	15557022	2015/12/14	已注册, 转让中
6.	易车•车贷	36	2015/06/23	15557021	-	转让中, 等待驳回复审
7.	车贷通	09	2015/06/23	15557003	-	转让中, 驳回复审评审实审裁文发文
8.	车贷通	12	2015/06/23	15557002	-	转让中, 驳回复审评审实审裁文发文
9.	车贷通	36	2015/06/23	15557000	-	转让中, 驳回复审评审实审裁文发文
10.	车贷通	42	2015/06/23	15556997	-	转让中, 驳回复审评审实审裁文发文

No.	Trademark	Type	Date of Application for Transfer	Application No.	Registration Date	Status
11.	易车金融	09	2015/06/23	15557031	-	转让中, 等待驳回复审
12.	易车金融	36	2015/06/23	15557028	-	转让中, 等待驳回复审
13.	易车车贷之家	12	2015/08/17	16760413	-	申请中, 转让中
14.	易车车贷之家	35	2015/12/03	16760412	-	申请中, 转让中
15.	易车车贷之家	38	2015/08/17	16760410	-	申请中, 转让中
16.	chedaizhijia.com	09	2015/09/01	16771967	2016/06/14	已注册, 转让中
17.	chedaizhijia.com	12	2015/08/17	16771968	2016/06/14	已注册, 转让中
18.	chedaizhijia.com	36	2015/08/17	16771969	2016/06/14	已注册, 转让中
19.	chedaizhijia.com	41	2015/08/17	16771986	2016/06/14	已注册, 转让中
20.	chedaizhijia.com	42	2015/09/11	16771970	2016/06/14	已注册, 转让中
21.	chedaizhijia.com	45	2015/09/01	16771987	2016/06/14	已注册, 转让中
22.	chedaizhijia.com	35	2015/09/11	16771984	2016/06/14	已注册, 转让中
23.	chedaizhijia.com	38	2015/09/11	16771985	2016/06/14	已注册, 转让中